DLH Reports Fiscal 2023 Second Quarter Results
Revenue of $99.4 million; Backlog $940.6 million; GRSi Integration Proceeding as Planned
Atlanta, Georgia – May 3, 2023 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of research and development, systems engineering and integration, and digital transformation solutions to federal agencies, today announced financial results for its fiscal second quarter ended March 31, 2023.

Highlights
•Second quarter revenue was $99.4 million in fiscal 2023 versus $108.7 million in fiscal 2022; the prior-year period included $39.8 million from the short-term FEMA task orders in Alaska.
•Operating and net income for the second quarter were $6.0 million and $0.8 million, respectively, as compared to $10.3 million and $7.2 million for the prior-year period. Operating income for the prior year period included $5.5 million from the FEMA task orders.
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") was $10.5 million for the second quarter as compared to $12.1 million in fiscal 2022. The prior-year period included $5.5 million of EBITDA from the FEMA task orders.
•Total debt at the end of the second quarter was $204.2 million, compared to debt of $203.4 million as of December 31, 2022. The Company further reduced its outstanding debt balance to $196.3 million as of the date of this release.
•Contract backlog was $940.6 million as of March 31, 2023 versus $942.7 million at the end of the fiscal first quarter.

Management Discussion
"Strong second quarter results were in line with our expectations, as the Company completed its first full quarter following the acquisition of GRSi," said Zach Parker, DLH President and Chief Executive Officer. "Revenue for the quarter, which essentially reached the $100 million mark, demonstrates the achievement of a key milestone in our strategy to grow revenue while diversifying our customer base. Our improving EBITDA margins reflect our strategy to expand our business base in highly differentiated capabilities, through which we expect to earn better returns. As of today, we have paid down over $10 million of acquisition debt and we are confident in our ability to significantly de-lever the balance sheet this year."

"We announced an important award this quarter, gaining a seat on a highly coveted contract vehicle to provide technical solutions and support for the National Cancer Institute’s Center for Biomedical Informatics and Information Technology. This successful pursuit will allow DLH to contribute its expertise to the national imperative of scientific research for cancer causes and treatments. Such wins — and our significant pipeline of future opportunities — underscore the strength of our advanced, innovative offerings and the value that we have built through our growth strategy.

"In addition, we were pleased to welcome Judy Bjornaas, former Chief Financial Officer for ManTech, to the Company's Board of Directors at our annual meeting in March. Given her business acumen and experience within the industry, she has already made a positive impact on our organization — and we look forward to her playing a key role in our continued success. These recent developments, our solid backlog, and strong demand for our services position us well for the next chapter of our journey."

Results for the Three Months Ended March 31, 2023
Revenue for the second quarter of fiscal 2023 was $99.4 million versus $108.7 million in fiscal 2022, with the prior-year period reflecting a $39.8 million contribution from the Company's short-term FEMA contracts in Alaska. Comparing this quarter's revenue performance to the same period in the prior fiscal year, excluding the impact from the FEMA contracts, revenue increased $30.5 million, including contribution of $32.6 million from GRSi.

Income from operations was $6.0 million for the quarter versus $10.3 million in the prior-year period, which included $5.5 million from the FEMA task orders. Comparing this quarter's operating income performance to the same period in the prior fiscal year, excluding the impact from the FEMA contracts, operating income increased $1.2 million. As a percentage of revenue, the Company reported an operating margin of 6.0% in the fiscal 2023 second quarter versus 9.4% in fiscal 2022, with the year-over-year decline primarily due to higher amortization expense as a result of the GRSi acquisition.

Interest expense was $4.8 million in the fiscal second quarter of 2023 versus $0.6 million in the prior-year period, reflecting higher debt outstanding due to the acquisition of GRSi and increased interest rates. Income before income taxes was $1.2 million this year versus $9.7 million in fiscal 2022, representing 1.2% and 8.9% of revenue, respectively, for each period.

For the three months ended March 31, 2023 and 2022, respectively, DLH recorded a $0.4 million and $2.5 million provision for income taxes. The Company reported net income of approximately $0.8 million, or $0.06 per diluted share, for the second quarter of fiscal 2023 versus $7.2 million, or $0.50 per diluted share, for the second quarter of fiscal 2022. As a percentage of revenue, net income was 0.8% for the second quarter of fiscal 2023 versus 6.6% for the prior-year period.

On a non-GAAP basis, EBITDA for the three months ended March 31, 2023 was approximately $10.5 million versus $12.1 million in the prior-year period, or 10.5% and 11.2% of revenue, respectively. Adjusted EBITDA1 was $10.5 million versus $6.6 million for the prior-year period, or 10.5% and 9.6% of adjusted revenue, respectively.
Key Financial Indicators
For fiscal 2023, DLH has produced $6.9 million in operating cash. As of March 31, 2023, the Company had cash of $0.1 million and debt outstanding under its credit facilities of $204.2 million versus cash of $0.2 million and debt outstanding of $22.0 million as of September 30, 2022. The Company's debt balance rose slightly during the second quarter as compared to our outstanding debt balance at the end of the first quarter reflecting the timing of funding on certain contracts. The Company's outstanding debt balance was reduced by $7.9 million after the end of the period and stood at $196.3 million as of the date of this release. The Company is on pace to reduce our total debt balance to between $185.0 million and $190.0 million by the end of this fiscal year.

1 Adjusted Operating Income, EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Adjusted Revenue are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional detail.

At March 31, 2023, total backlog was approximately $940.6 million, including funded backlog of approximately $132.0 million, and unfunded backlog of $808.6 million.
Conference Call and Webcast Details
DLH management will discuss second quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, May 4, 2023. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 9743329.

About DLH
DLH (NASDAQ:DLHC) enhances public health and national security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 3,200 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the impact of the novel coronavirus (“COVID-19”), including the measures to reduce its spread, and its impact on the economy and demand for our services, are uncertain, cannot be predicted, and may precipitate or exacerbate other risks and uncertainties; the risk that we will not realize the anticipated benefits of our acquisition of GRSi or any other acquisitions (including anticipated future financial performance and results); the diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations resulting from our recent acquisition; the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our increased debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the ability to successfully integrate the operations of GRSi or any future acquisitions; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands except per share amounts)

	(unaudited)		(unaudited)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenue	$99,417	$108,699	$172,155	$261,500
Cost of Operations:
Contract costs	78,238	88,831	135,494	221,517
General and administrative costs	10,693	7,733	18,117	14,644
Corporate development costs	—	—	1,735	—
Depreciation and amortization	4,535	1,881	6,937	3,866
Total operating costs	93,466	98,445	162,283	240,027
Income from operations	5,951	10,254	9,872	21,473
Interest expense	4,765	554	6,595	1,226
Income before provision for income taxes	1,186	9,700	3,277	20,247
Provision for income taxes	381	2,522	925	5,265
Net income	$805	$7,178	$2,352	$14,982

Net income per share - basic	$0.06	$0.56	$0.17	$1.17
Net income per share - diluted	$0.06	$0.50	$0.16	$1.04
Weighted average common shares outstanding
Basic	13,759	12,778	13,530	12,763
Diluted	14,600	14,442	14,447	14,368

DLH HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	March 31, 2023	September 30, 2022
	(unaudited)
ASSETS
Current assets:
Cash	$137	$228
Accounts receivable	67,021	40,496
Other current assets	3,513	2,878
Total current assets	70,671	43,602
Equipment and improvements, net	1,558	1,704
Operating lease right-of-use assets	18,754	16,851
Goodwill	138,301	65,643
Intangible assets, net	133,109	40,884
Other long-term assets	183	328
Total assets	$362,576	$169,012
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Operating lease liabilities - current	$3,452	$2,235
Accrued payroll	17,279	9,444
Debt obligations - current, net of deferred financing costs	33,267	—
Accounts payable and accrued liabilities	25,066	26,862
Total current liabilities	79,064	38,541
Long-term liabilities:
Deferred taxes, net	1,203	1,534
Operating lease liabilities - long-term	17,337	16,461
Debt obligations - long-term, net of deferred financing costs	162,636	20,416
Other long-term liabilities	396	—
Total long-term liabilities	181,572	38,411
Total liabilities	260,636	76,952
Shareholders' equity:
Common stock, $0.001 par value; authorized 40,000 shares; issued and outstanding 13,793 and 13,047 at March 31, 2023 and September 30, 2022, respectively	14	13
Additional paid-in capital	98,584	91,057
Retained earnings	3,342	990
Total shareholders’ equity	101,940	92,060
Total liabilities and shareholders' equity	$362,576	$169,012

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	(unaudited)
	Six Months Ended
	March 31,
	2023	2022
Operating activities
Net income	$2,352	$14,982
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,937	3,866
Amortization of deferred financing costs charged to interest expense	904	319
Stock-based compensation expense	1,352	1,309
Changes in operating assets and liabilities:
Accounts receivable	(1,057)	(28,705)
Other current assets	719	666
Accrued payroll	8	3,339
Deferred revenue	—	(22,273)
Accounts payable and accrued liabilities	(4,757)	11,600
Other long-term assets and liabilities	404	82
Net cash provided by (used in) operating activities	6,862	(14,815)
Investing activities
Business acquisition, net of cash acquired	(180,711)	—
Purchase of equipment and improvements	(463)	(89)
Net cash used in investing activities	(181,174)	(89)
Financing activities
Proceeds from revolving line of credit	32,594	13,500
Repayment of revolving line of credit	(11,264)	(13,500)
Proceeds from debt obligations	168,000	—
Repayments of debt obligations	(7,125)	(9,250)
Payments of deferred financing costs	(7,622)	—
Proceeds from issuance of common stock upon exercise of options and warrants	287	462
Payment of tax obligations resulting from net exercise of stock options	(649)	—
Net cash provided by (used in) financing activities	174,221	(8,788)

Net change in cash	(91)	(23,692)
Cash - beginning of period	228	24,051
Cash - end of period	$137	$359

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$5,714	$896
Cash paid during the period for income taxes	$3,202	$3,482

Supplemental disclosure of non-cash activity
Common stock surrendered for the exercise of stock options	$238	$—

Non-GAAP Financial Measures
The Company uses EBITDA and EBITDA Margin on Revenue as supplemental non-GAAP measures of performance. We define EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. EBITDA Margin on Revenue is EBITDA for the measurement period divided by revenue for the same period.

The Company is presenting additional non-GAAP measures regarding its financial performance for the three and six months ended March 31, 2023. The measures presented are Adjusted Revenue, Adjusted Operating Income, Adjusted EBITDA, and Adjusted EBITDA Margin on Adjusted Revenue. In calculating these measures, we have added the corporate development costs associated with completing the GRSi acquisition to our results for fiscal year 2023 and we have removed the contribution from the FEMA task orders from the results for fiscal year 2022. These resulting measures present the quarterly financial performance compared to results delivered in the prior year period. Definitions of these additional non-GAAP measures are set forth below.

We have prepared these additional non-GAAP measures to eliminate the impact of items that we do not consider indicative of ongoing operating performance due to their inherent unusual or extraordinary nature. These non-GAAP measures of performance are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.

These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in our industry. Further, the additional non-GAAP financial measures we presented for the first quarter of fiscal 2023 excluded the contribution from GRSi due to the truncated consolidation period. Since GRSi was part of the consolidated financial performance for the full second quarter, we have included their results in both the three and six month periods ended March 31, 2023. Adjusted Revenue, Adjusted Operating Income, EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Adjusted Revenue are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance investors should (i) evaluate each adjustment in our reconciliation to the nearest GAAP financial measures and (ii) use the aforementioned non-GAAP measures in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS, as measures of operating results, each as defined under GAAP. We have defined these non-GAAP measures as follows:

“Adjusted Revenue” represents revenue less the contribution to revenue from the short-term FEMA task orders

“Adjusted Operating Income” represents operating income plus the corporate development costs associated with completing the GRSi acquisition incurred in fiscal 2023 less the contribution from the FEMA task orders, which occurred in fiscal 2022.

“Adjusted EBITDA” represents net income before income taxes, interest, depreciation and amortization and the corporate costs associated with completing the acquisition, less the contribution from FEMA task orders. “Adjusted EBITDA Margin on Adjusted Revenue” is calculated as Adjusted EBITDA divided by Adjusted Revenue.

Below is a reconciliation of Adjusted Revenue, Adjusted Operating Income, EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue and Adjusted EBITDA Margin on Adjusted Revenue reported for the three and six months ended March 31, 2023 and 2022 compared to the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands except for per share amounts):

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2023	2022	Change	2023	2022	Change
Adjusted Revenue
Revenue	$99,417	$108,699	$(9,282)	$172,155	$261,500	$(89,345)
Less: FEMA task orders to support Alaska (a)	—	39,764	(39,764)	—	130,889	(130,889)
Adjusted Revenue	$99,417	$68,935	$30,482	$172,155	$130,611	$41,544

Adjusted Operating Income
Operating Income	$5,951	$10,254	$(4,303)	$9,872	$21,473	$(11,601)
Corporate development costs (b)	—	—	—	1,735	—	1,735
Less: FEMA task orders to support Alaska (c)	—	5,525	(5,525)	—	11,871	(11,871)
Adjusted Operating Income	$5,951	$4,729	$1,222	$11,607	$9,602	$2,005

EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue & Adjusted EBITDA Margin on Adjusted Revenue
Net Income	$805	$7,178	$(6,373)	$2,352	$14,982	$(12,630)
Depreciation and amortization	4,535	1,881	2,654	6,937	3,866	3,071
Interest expense	4,765	554	4,211	6,595	1,226	5,369
Provision for income taxes	381	2,522	(2,141)	925	5,265	(4,340)
EBITDA	$10,486	$12,135	$(1,649)	$16,808	$25,339	$(8,531)
Corporate development costs (b)	$—	$—	$—	$1,735	$—	$1,735
Less: acquired EBITDA	—	—	—	—	—	—
Less: FEMA task order to support Alaska (c)	—	5,525	(5,525)	—	11,871	(11,871)
Adjusted EBITDA	$10,486	$6,610	$3,876	$18,543	$13,468	$5,075
Net income margin on Revenue	0.8%	6.6%		1.4%	5.7%
EBITDA Margin on Revenue	10.5%	11.2%		9.8%	9.7%
Adjusted EBITDA Margin on Adjusted Revenue	10.5%	9.6%		10.8%	10.3%

(a): Represents revenue adjusted to exclude revenue from the short-term FEMA task orders during the three and six months ended March 31, 2022.

(b): Represents corporate development costs we incurred to complete the GRSi transaction. These costs primarily include legal counsel, financial due diligence, customer market analysis and representation and warranty insurance premiums.

(c): Adjusted operating income represents the Company’s consolidated operating income, determined in accordance with GAAP, adjusted to add the corporate development costs associated with the GRSi acquisition for fiscal year 2023 and adjusted to exclude the operating income derived from the FEMA task orders. Operating income for the FEMA task orders is derived by subtracting from the revenue attributable to such task orders during the three months ended March 31, 2022 of $39.8 million the following amounts associated with such task orders: contract costs of $33.7 million and general & administrative costs of $0.6 million. Similarly, for the six months ended March 31, 2022 operating income for the FEMA task orders is derived by subtracting from the revenue attributable to the tasks orders of $130.9 million the following amounts associated with such task orders: contract costs $117.9 million and general & administrative costs of $1.1 million.